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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement and related Prospectus of United American Healthcare Corporation on Form S-8 of our report dated September 30, 1997, on our audits of the consolidated financial statements and schedules of United American Healthcare Corporation and subsidiaries as of June 30, 1997 and June 30, 1996, and for each of the years ended June 30, 1997 and June 30, 1996, which is included in the 1998 Annual Report on Form 10-K filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Experts" in the Form S-8.

/s/ GRANT THORNTON LLP

Southfield, Michigan
March 22, 1999